Exhibit 21.1

SUBSIDIARIES OF GLOBAL SHIP LEASE, INC.

Name	Jurisdiction of Incorporation	Name Under Which the Subsidiaries do Business
Global Ship Lease Services Limited	United Kingdom	Global Ship Lease Services Limited
Global Ship Lease 1 Limited	Cyprus	Global Ship Lease 1 Limited
Global Ship Lease 2 Limited	Cyprus	Global Ship Lease 2 Limited
Global Ship Lease 3 Limited	Cyprus	Global Ship Lease 3 Limited
Global Ship Lease 4 Limited	Cyprus	Global Ship Lease 4 Limited
Global Ship Lease 5 Limited	Cyprus	Global Ship Lease 5 Limited
Global Ship Lease 6 Limited	Cyprus	Global Ship Lease 6 Limited
Global Ship Lease 7 Limited	Cyprus	Global Ship Lease 7 Limited
Global Ship Lease 8 Limited	Cyprus	Global Ship Lease 8 Limited
Global Ship Lease 9 Limited	Cyprus	Global Ship Lease 9 Limited
Global Ship Lease 10 Limited	Cyprus	Global Ship Lease 10 Limited
GSL Alcazar Inc.	Marshall Islands	GSL Alcazar Inc.
GSL Château d’If Inc.	Marshall Islands	GSL Château d’If Inc.
Global Ship Lease 11 Limited	Cyprus	Global Ship Lease 11 Limited
Global Ship Lease 12 Limited	Cyprus	Global Ship Lease 12 Limited